Exhibit 4.3

SYNACOR, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

OCTOBER 19, 2006

i

3.14	Waiver of Right of First Refusal	20
3.15	Consent of Intel Capital	20

ii

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 19th day of October, 2006, by and among Synacor, Inc., a Delaware corporation (the “Company”), the holders of Series C Preferred Stock of the Company (the “Series C Preferred Stock”) listed on the Schedule of Series C Investors attached as Schedule A hereto (the “Series C Investors”), the holders of Series B Preferred Stock of the Company (the “Series B Preferred Stock”) listed on the Schedule of Series B Investors attached as Schedule B hereto (the “Series B Investors”), the holders of Series A-1 Preferred Stock of the Company (the “Series A-1 Preferred Stock”) listed on the Schedule of Series A-1 Investors attached as Schedule C hereto (the “Series A-1 Investors”), the holders of Series A Preferred Stock of the Company (the “Series A Preferred Stock” and, together with the Series C Preferred Stock, the Series B Preferred Stock and the Series A-1 Preferred Stock, the “Preferred Stock”) listed on the Schedule of Series A Investors attached as Schedule D hereto (the “Series A Investors” and, together with the Series C Investors, the Series B Investors and the Series A-1 Investors, the “Investors”), the holders of Common Stock listed on Schedule E hereto, each of which is herein referred to as a “Common Holder” and the lenders of the Company listed on Schedule F hereto, each of which is herein referred to as a “Lender.” The Company, the Investors, the Common Holders and the Lenders are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company and the Series C Investors have entered into that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Agreement”) which provides for, among other things, the purchase by the Series C Investors of shares of Series C Preferred Stock;

WHEREAS, in order to induce the Series C Investors to purchase Series C Preferred Stock and invest funds in the Company pursuant to the Series C Agreement, the Investors, the Common Holders, the Lenders and the Company hereby agree that this Agreement shall govern the rights of the Investors, the Common Holders and the Lenders to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;

WHEREAS, the Company, certain of the Investors, the Common Holders and the Lenders are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of October 1, 2004 (the “Prior Agreement”);

WHEREAS, Section 3.7 of the Prior Agreement provides (i) generally that the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of a majority of the Registrable Securities (as such term is defined in the Prior Agreement), provided that such majority shall include Intel Capital (as defined therein); (ii) that the Prior Agreement may be amended, and any provision therein waived, with the written consent of the holders of a majority in interest of the Common Holders and Lenders if such amendment or waiver adversely affects the obligations and/or rights of the Common

Holders and/or Lenders; (iii) that the provisions of Section 2.1 and 2.3 of the Prior Agreement may be waived only with the written consent of the Company and the holders of a majority of the Registrable Securities that are held by the qualifying Investors and Lenders and (iv) that the provisions of Section 2.4 of the Prior Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities held by the Major Investors;

WHEREAS, the parties to the Prior Agreement necessary to amend the Prior Agreement have resolved to do so, and such parties hereby agree that this Agreement shall amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the Parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Common Holders and Lenders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12 (except to the extent that Section 1.12 relates to a registration under Section 1.3 hereof) and 3.7.

(d) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the shares of Common Stock issued to the Common Holders or Investors; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12 (except to the extent that Section 1.12 relates to a registration under Section 1.3 hereof) and 3.7, (iii) the shares of Common Stock issued to the Lenders upon the exercise of warrants (the “Lender Warrants”) issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of November 18, 2002, by and among the Company and the Lenders (the “Lenders Agreement”); provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12 (except to the extent that Section 1.12 relates to a registration under Section 1.3 hereof) and 3.7 and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(h) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(i) The term “Rule 144” shall mean Rule 144 under the Act.

(j) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.

(k) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) January 31, 2009 or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of thirty-five percent (35%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company pursuant to Sections 1.2 or 1.4 hereof or for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5 hereof, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any shares of Common Stock issuable or issued upon conversion of the Preferred Stock be excluded from such offering unless all other stockholders’ securities are first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the

Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by a Common Holder or a Lender be included in such offering if any Registrable Securities held by any Investor (and that such Investor has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the Affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least five percent (5%) of the Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) within ten (10) days of the receipt thereof, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period;

(iv) during the period beginning sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(v) if the Company has, within the six (6) month period preceding the date of such request, already effected the Initial Offering or one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act,

and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) enter into such customary agreements, including but not limited to an underwriting agreement, in usual and customary form, and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to, effecting a stock split or a combination of shares; and

(j) make available for inspection by any Holder of Registrable Securities or any underwriter in the event of any underwritten public offering, and any attorney, accountant or other agent retained by such Holder or underwriter, in each case upon receipt of a confidentiality agreement in a form acceptable to the Company, all financial and other records, corporate documents and properties of the Company, and shall use all commercially reasonable efforts to cause the Company’s directors, officers, employees and independent accountants to supply all such information reasonably requested by any Holder, underwriter, attorney, accountant or agent in connection with the registration statement.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would:

(i) in the good faith judgment of the Board, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) in the good faith judgment of the Board, materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) in the good faith judgment of the Board, require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days during which the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of (i) one counsel for the selling Holders other than Intel Capital Corporation (“Intel Capital”) and its Affiliates (not to exceed $10,000) and (ii) if Intel Capital is a selling Holder, one counsel for Intel Capital (not to exceed $10,000), shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2 and 1.4, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and 1.4 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4. Notwithstanding the foregoing, if the Company has already affected more than four (4) registrations pursuant to Section 1.4, then all expenses incurred in connection with any additional registrations requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act; the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, member, stockholder or Affiliate of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 200,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after four (4) years following the consummation of the Initial Offering or (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(k) or (B) all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any one (1)-month period without registration in compliance with Rule 144.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to (i) each Investor (or transferee of an Investor) for so long as there are at least 1,000,000 shares of Preferred Stock issued and outstanding and (ii) to each individual Lender for so long as either the notes or warrants issued to such Lender pursuant to the Lenders Agreement remain outstanding:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(c) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(d) such information, financial data and reports required by the Small Business Administration or the New York State Certified Capital Program (“CAPCO”) in order for any Lender or Investor to comply with applicable Small Business Investment Company or CAPCO regulations, as applicable;

(e) copies of all material filings with governmental agencies and press releases promptly after such filings or press releases are made; and

(f) such other information relating to the financial condition, business or corporate affairs of the Company as any Lender or Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information, unless such Lender or Investor is already a party to a binding non-disclosure agreement with the Company.

2.2 Inspection. The Company shall permit each Investor, and each Lender whose note or notes issued pursuant to the Lenders Agreement remain outstanding (each, a “Note Lender”), at such party’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor or Lender; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, unless such Lender or Investor is already a party to a binding non-disclosure agreement with the Company.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each (i) Investor who holds at least 250,000 shares of Preferred Stock, (ii) Note Lender who holds Lender Warrants exercisable for at least 250,000 shares of Common Stock and (iii) Common Holder who holds at least 250,000 shares of Common Stock (each a “Major Investor”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities of any type whatsoever (including without limitation, options, warrants and convertible debt) that are or may become convertible into or exchangeable or exercisable for any shares of, any class of its capital stock whether common or preferred (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable Registrable Securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable Registrable Securities then outstanding).

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to stock plans or agreements approved by the Board; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities including, without limitation, the conversion of interest pursuant to that certain Note and Warrant Purchase Agreement dated November 18, 2002 and those certain promissory notes issued in connection therewith, (iv) the issuance of securities in connection with a bona fide business acquisition of the Company that constitutes a Liquidation Event (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (a “Liquidation Event”)), whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or the issuance of securities to sellers as purchase price in connection with acquisitions of other entities, (v) the issuance and sale of Series C Preferred Stock pursuant to the Series C Agreement, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes and are approved by a majority of the Board or (vii) the issuance of securities that, with unanimous approval of the Board, are not offered to any existing stockholder of the Company. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor and any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an Affiliated venture capital fund.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock registered under the Act.

2.5 Key-Man Insurance. The Company shall maintain term life insurance on the lives of certain key employees of the Company, as determined by the Board, in the amount of $1,000,000 each. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board.

2.6 Directors and Officers Insurance. The Company shall maintain in full force and effect from financially sound and reputable insurers directors and officers commission and liability insurance with coverage amounts determined by the Board of Directors. Such coverage amounts shall not be allowed to lapse or be reduced without the prior approval of a majority of the directors elected by the holders of Preferred Stock.

2.7 Meetings of the Board of Directors. The Company will ensure that meetings of its Board are held at least eight (8) times each year. The Company shall reimburse each director for reasonable travel expenses incurred in connection with attending meetings or other functions of the Board.

2.8 Composition of Board Committees. The Company agrees to cause the Board to establish or maintain a Compensation Committee and an Audit Committee. The Compensation Committee shall consist of four (4) individuals and the Audit Committee shall consist of three (3) individuals. Each of Crystal Internet Ventures, including Crystal Internet Venture Fund II (BVI), L.P. and Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P. (collectively, “Crystal”), Advantage Capital New York Partners I, L.P. (“Advantage”) and Pacven Walden Ventures IV, L.P. (“Walden”) shall be entitled to nominate at least one (1) representative to each such committee. North Atlantic Venture Fund III and North Atlantic SBIC IV, L.P. (collectively, “North Atlantic”) shall be entitled to nominate at least one (1) representative to the Compensation Committee. The right of Crystal, Advantage and Walden, respectively, to nominate designees to the Compensation and Audit Committees and the right of North Atlantic to nominate a designee to the Compensation Committee shall terminate upon the earlier of (i) the date on which Crystal, Advantage, Walden or North Atlantic, as applicable, does not hold at least fifteen percent (15%) of the shares of Common Stock initially issued to such Investor (including those shares of Common Stock issued or issuable upon conversion of the Preferred Stock) or (ii) approval by the Board of a transaction constituting a Liquidation Event.

2.9 Confidentiality Agreement. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Confidentiality Agreement in substantially the form approved by the Board.

2.10 Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.6, 2.7 and 2.8 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock registered under the Act.

2.11 New Issuance and Liquidation Event. Without the prior written consent of Intel Capital, the Company (i) shall not authorize or issue, or obligate itself to issue, or reclassify any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Company’s Series B Preferred Stock, as designated in the Company’s Fourth Amended and Restated Certificate of Incorporation, with respect to rights, preferences, privileges or restrictions, other than the good faith issuance of any authorized but unissued shares of Preferred Stock (including any security convertible into or exercisable for such shares of Preferred Stock) (for the avoidance of doubt, the shares issuable pursuant to that certain Note and Warrant Purchase Agreement dated November 18, 2002 shall not require Intel Capital’s consent pursuant to this Section 2.11) and (ii) shall not consummate a Liquidation Event. Notwithstanding the prior sentence, the sale of shares of the Company’s Preferred Stock in a bona fide financing transaction shall not be deemed a “Liquidation Event.” The covenants set forth in this Section 2.11 shall terminate and be of no further force or effect upon the earlier to occur of (i) the transfer by Intel Capital of its Shares to a transferee that is not a partner or Affiliate of Intel Capital or (ii) the consummation of the sale of securities pursuant to an Initial Offering.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided that such majority shall include the consent of Intel Capital until such time that Intel Capital transfers its Shares to a transferee that is not a partner or Affiliate of Intel Capital; provided further, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the Common Holders or Lenders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Common Holders or Lenders (as applicable). The provisions of Section 2.1 and Section 2.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities that are held by the qualifying Investors and Lenders. The provisions of Section 2.2 and Section 2.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities that are held by Investors and Note Lenders. The provisions of Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities held by Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliated Persons (including Affiliated venture capital funds) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. The terms “Affiliate” and “Affiliated” shall have the meanings set forth in the Series C Agreement.

3.10 Binding Effect. In addition to any restriction or transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns.

3.11 Additional Investors. Notwithstanding Section 3.7, no consent or amendment shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series C Preferred Stock pursuant to the Series C Agreement. Schedule A to this Agreement shall be updated to reflect such additional Investors.

3.12 Arbitration. Any controversy between the parties hereto involving any claim arising out of or relating to the termination of this Agreement, will be submitted to and be settled by final and binding arbitration in New York, New York, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that (i) this Section 3.12 shall not apply to Intel Capital and its Affiliates and (ii) this Section 3.12 shall apply to any transferee of Shares that is not a partner or Affiliate of Intel Capital. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company and the Holders, or failing such agreement, an arbitrator experienced in the sale of similarly sized companies appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator(s) shall be required to provide in writing to the parties the basis for the award or order of such arbitrator(s), and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

3.13 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

3.14 Waiver of Right of First Refusal. In connection with the issuance and sale by the Company of up to 2,740,407 shares of its Series C Preferred Stock pursuant to the Series C Agreement (the “Series C Financing”), the undersigned holders of a majority of the Registrable Securities held by Major Investors of the Company (as such terms are defined in the Prior Agreement), on behalf of themselves and all Major Investors, hereby unconditionally waive all rights of first offer and notice set forth in Section 2.4 of the Prior Agreement with respect to the Series C Financing.

3.15 Consent of Intel Capital. By executing this Agreement, Intel Capital hereby consents to the Series C Financing (including without limitation the authorization and issuance of the Series C Preferred Stock) pursuant to Section 2.11 of the Prior Agreement.

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IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

SYNACOR, INC.

By
Ron Frankel
President

Address:	40 La Riviere Drive, Suite 300 Buffalo, NY 14202

INVESTORS:

INTEL CAPITAL CORPORATION

By
Name:
Title:

Address:	c/o Intel Corporation Attn: Intel Capital Portfolio Manager 2200 Mission College Blvd., M/S RN6-46 Santa Clara, CA 95052 Facsimile: (408) 765-6038

With a copy by e-mail to:
portfolio.manager@intel.com

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND AMONG SYNACOR, INC. AND THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO.

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS:

NORTH ATLANTIC VENTURE FUND III,
a Limited Partnership

	By:	North Atlantic Investors III, LLC, its General Partner

By:
Name:
Title:

Address:

NORTH ATLANTIC SBIC IV, L.P.

	By:	North Atlantic Investors SBIC IV, LLC, its General Partner

By:
Name:
Title:

Address:

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS:

MITSUI INCUBASE CORPORATION

By:
Name:
Title:

Address:

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS:

ADVANTAGE CAPITAL NEW YORK
PARTNERS I, L.P.

By: Advantage Capital New York GP-I, LLC, Its General Partner

By
M. Scott Murphy
Vice President

Address:	5 Warren Street, Suite 204
Glens Falls, NY 12801

ADVANTAGE CAPITAL NEW YORK
PARTNERS II, L.P.

By: Advantage Capital New York GP-II, LLC, Its General Partner

By
M. Scott Murphy
Vice President

Address:	5 Warren Street, Suite 204
Glens Falls, NY 12801

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS:

ACCESS TECHNOLOGY CAPITAL, LLC

By
	Name:	Peter Thoren
	Title:	Vice President

Address:	730 Fifth Avenue, 20th Floor
New York, NY 10019

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS AND LENDERS:

RAND CAPITAL SBIC, L.P.

	By:	Rand Capital Management, LLC, its General Partner

By
Name:
Title:

Address:	2200 Rand Building
Buffalo, NY 14203

BUFFALO AND ERIE COUNTY INDUSTRIAL
LAND DEVELOPMENT CORPORATION

By
Name:
Title:

Address:	275 Oak Street
Buffalo, NY 14203

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS AND COMMON HOLDERS:

CRYSTAL INTERNET VENTURE FUND II (BVI), L.P.

CRYSTAL INTERNET VENTURE FUND II (BVI), CRYSTAL VISION, L.P.

	By:	Crystal Venture II, Ltd.
	Their:	General Partner

By
Name:
Title:

Address:	1120 Chester Avenue, Suite 418
Cleveland, OH 44114

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS AND COMMON HOLDERS:

Jeremy M. Jacobs, Jr.

Address:	c/o Delaware North Co.
40 Fountain Plaza
Buffalo, NY 14202
Attn: Mike Gallagher

JoRon Management LLC

Address:	50 Fountain Plaza
Suite 1320
Buffalo, NY 14202

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

INVESTORS AND COMMON HOLDERS:

PACVEN WALDEN VENTURES IV
ASSOCIATES FUND, L.P.

By
	Name:	Lip-Bu Tan
	Title:	Director

of Pacven Walden Management Co., Ltd. as General Partner of Pacven Walden Management II, L.P. as General Partner of Pacven Walden Ventures IV
Associates Fund, L.P.

PACVEN WALDEN VENTURES IV, L.P.

By
	Name:	Lip-Bu Tan
	Title:	Director

of Pacven Walden Management Co., Ltd. as General Partner of Pacven Walden Management II, L.P. as General Partner of Pacven Walden Ventures IV, L.P.

WIIG-TDF PARTNERS LLC

By

	Name:	Lip-Bu Tan
	Title:	Director

of WIIG Management Co., Ltd. for and on behalf of the Fund Managers

WALDEN EDB PARTNERS II, L.P.

By
	Name:	Lip-Bu Tan
	Title:	Director

Address:		One California Street, Suite 2800
San Francisco, CA 94111

Signature page to Synacor, Inc.

Third Amended and Restated Investors’ Rights Agreement

COMMON HOLDERS:

Print name:

Print name:

Print name:

Signature page to Synacor, Inc.

Second Amended and Restated Investors’ Rights Agreement

SCHEDULE A

LIST OF SERIES C INVESTORS

Access Technology Capital, LLC

Advantage Capital New York Partners I, L.P.

Advantage Capital New York Partners II, L.P.

Crystal Internet Venture Fund II (BVI), L.P.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Intel Capital Corporation

JoRon Management LLC

Jeremy M. Jacobs, Jr.

Mitsui Incubase Corporation

North Atlantic SBIC IV, L.P.

North Atlantic Venture Fund III

Rand Capital SBIC, L.P.

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Walden EDB Partners II, L.P.

WIIG-TDF Partners LLC

SCHEDULE B

LIST OF SERIES B INVESTORS

Access Technology Capital, LLC

Advantage Capital New York Partners I, L.P.

Crystal Internet Venture Fund II (BVI), L.P.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Intel Capital Corporation

Jeremy M. Jacobs, Jr.

JoRon Management LLC

Rand Capital SBIC, L.P.

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

SCHEDULE C

LIST OF SERIES A-1 INVESTORS

Advantage Capital New York Partners I, L.P.

SCHEDULE D

LIST OF SERIES A INVESTORS

Crystal Internet Venture Fund II (BVI), Ltd.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

JoRon Management LLC

Jeremy M. Jacobs, Jr.

Joseph J. Castiglia

Robert G. Weber

Fors Family Limited Partnership

Paul J. Harder

Stephen A. Nappo

Steven R. Kieffer

David M. Carroll

John Lally

Kevin Cornacchio

Charles Kelkenberg

David T. Hore

Robert Santa Maria

Herbert J. Heimerl, Jr.

Guy Berberich

Thomas F. Hanlon III

Paul Wiepert

Scott M. McCarthy

Samuel LaNasa

Chek Ventures LLC

Chek Ventures II LLC

Chek Ventures III LLC

Intel Capital Corporation

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

WIIG-TDF Partners LLC

Walden EDB Partners II, L.P.

Access Technology Capital, LLC

Mike Nappo

Don Wehrung

Sean Hus Var

Richard Lally

Kenneth Lally

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation

SCHEDULE E

LIST OF COMMON HOLDERS

@Visory LLC

Charles A. Anken & Sandra S. Olivieri

Gabriel Adiv

Darren Ascone

Frederick G. Attea

Dennis Ball

Ed Bujanowski

Malcolm Burnett

Ronald B. Cadby

Angelo J. Cammilleri

Rebecca Cammilleri

Michael Campanella

Barak Carmon

Blake Carver

George G. Chamoun

Chek Ventures LLC

Chek Ventures II LLC

Henry Cole

Kari Cole

Mike Collins

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Crystal Internet Venture Fund II (BVI), Ltd.

Larry Decker

Deeridge Investment Partnership

Anthony Diina

Tracy Fernandez

First Albany Corporation

Douglas Fish

Garage.com Investments I, L.P.

Garage Securities, Inc.

Michael Garofalo

Keith Gizzi

Drew Graham

Leota Knapp Hair

George Harris

Jesper Henriksen

Sean Hus Var

ICE Family Partnership

Janet Ingalsbe

Innovasia Venture Partners I Limited (BVI)

Jeremy M. Jacobs, Sr.

Jeremy M. Jacobs, Jr.

Craig W. Johnson

JoRon Management LLC

Rick Keisic

Rachel K. King

Kyle Kokanovich

Kandice Kraus

Ted Leiser

Brian Lipke

Brad Loftin

Mary K. Mahley

Randolph Marks

Kenneth McCreadie

John F. McMahon

Mary G. McMahon

Daniel J. Neaverth, Jr.

David Michael Neaverth

Darren Anthony Neaverth

Dean James Neaverth

Rory B. O’Connor

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Sunita S. Pandit

Virginia R. Piotrowski

Ron Poole

Michael Prince

Brad Pritchard

ProSeed Capital Holdings CVA

Santi Rao

Redwood Management III LP

Redwood Ventures III LP

Danielle Restaino

Aimee Richardson

Howard Schomer

Cindy Schwartz

Phil Seibel

Francine Seifert

Gur Shomron

The Sidne J. Long Trust u/a/d 4-26-84

SMB Investment Partnership

Mike Snusz

Sarah Sorensen

Joseph Spychalski

Tom Stanton

David Stempkowski

The Sternheim Trust

Dave Tucker

Patti Strauss

VLG Investments 1998

Walden EDB Partners II LP

Linda Wancyzk

Robert Weiner

Alison Wentker

WIIG-TDF Partners LLC

Raymond Young

Gregory Zaepfel

SCHEDULE F

LIST OF LENDERS

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation